PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 7, 2003)                    REGISTRATION NO. 333-33362




                                 [LOGO OMITTED]




                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                          Share         Primary
                   Name of Company                         Ticker        Amounts    Trading Market
                   ---------------                         ------        -------    --------------
Advanced Micro Devices, Inc.                                AMD             4            NYSE
Altera Corporation                                          ALTR            6           NASDAQ
Amkor Technology, Inc.                                      AMKR            2           NASDAQ
Analog Devices, Inc.                                        ADI             6            NYSE
Applied Materials, Inc.                                     AMAT           26           NASDAQ
Atmel Corporation                                           ATML            8           NASDAQ
Broadcom Corporation                                        BRCM            2           NASDAQ
Intel Corporation                                           INTC           30           NASDAQ
KLA-Tencor Corporation                                      KLAC            3           NASDAQ
Linear Technology Corporation                               LLTC            5           NASDAQ
LSI Logic Corporation                                       LSI             5            NYSE
Maxim Integrated Products, Inc.                             MXIM            5           NASDAQ
Micron Technology, Inc.                                      MU             9            NYSE
National Semiconductor Corporation                          NSM             3            NYSE
Novellus Systems, Inc.                                      NVLS            2           NASDAQ
SanDisk Corporation                                         SNDK            1           NASDAQ
Teradyne, Inc.                                              TER             3            NYSE
Texas Instruments, Inc.                                     TXN            22            NYSE
Vitesse Semiconductor Corporation                           VTSS            3           NASDAQ
Xilinx, Inc.                                                XLNX            5           NASDAQ


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is July 31, 2003.